Exhibit 9

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Annual Report on Form 40-F Amendment No. 1 of NovaGold Resources Inc. of our report dated March 3, 2004 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders.

/s/ PriceWaterhouseCoopers LLP

Chartered Accountants
Vancouver, British Columbia
June 10, 2004